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                                                                    Exhibit 99.2

                                                      [LOGO] National
                                                             Steel
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                                                      National Steel Corporation
                                                      4100 Edison Lakes Parkway
                                                      Mishawaka, IN 46545-3440

NEWS RELEASE
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Media Contact:                 Ronald B. Freeman
                               574-273-7559

Analyst/Investor Contact:      William E. McDonough
                               574-273-7414




                             NATIONAL STEEL CANCELS
                  FOURTH QUARTER 2001 EARNINGS CONFERENCE CALL

     Mishawaka, Indiana, January 31, 2002 - National Steel Corporation (NYSE:
NS) announces cancellation of its fourth quarter 2001 earnings conference call.

     Due to recent scheduling conflicts, the conference call to discuss National Steel's fourth quarter 2001 results and the outlook for the first quarter 2002, which was scheduled for Friday, February 1, 2002, has been canceled. National Steel will make an announcement of any rescheduling of the conference call.

     Headquartered in Mishawaka, Indiana, National Steel Corporation is one of the nation's largest producers of carbon flat-rolled steel products, with annual shipments of approximately six million tons. National Steel employs approximately 8,300 employees. Please visit the National Steel's website at www.nationalsteel.com for more information on the Company and its products and
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facilities.